EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-04479, 333-05923, 333-42111, 333-71025,
333-88451,  333-52162,  333-52166  and 333-74820) and Forms S-3 (Nos. 333-14549,
333-23193,  333-39787, 333-49825, 333-65397, 333-66287, 333-69737, 333-72357 and
333-84017) of Talk America Holdings, Inc. and its Subsidiaries of our report dated February 6, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K.


PricewaterhouseCoopers  LLP

Philadelphia,  Pennsylvania
March  28,  2003


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